Exhibit 32.2 Section 906 Certification for Chief Financial Officer



                                      Certification



I, Jeffery Joyce, the Chief Financial Officer of Heartland Bancshares, Inc., certify that (i) the Annual Report on Form 10-KSB for the Annual period ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Annual Report on Form 10-KSB for the annual period ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of Heartland Bancshares, Inc.




                                          __/s/ Jeffery D. Joyce  ____



                                          _Jeffery D. Joyce___________



                                          _March 29, 2004 ____________